UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 18, 2020
Date of Report (date of earliest event reported)

CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia		1-31420	54-1821055
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway			23238
Richmond,	Virginia
(Address of Principal Executive Offices)			(Zip Code)
(804) 747-0422
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02.	Results of Operations and Financial Condition.
CarMax, Inc. (the “Company”) issued a press release on December 22, 2020, announcing its third quarter results. The press release is being furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 2.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2020, the Company announced that Thomas W. Reedy, the Company’s Executive Vice President of Finance, will retire effective February 28, 2021.

In connection with Mr. Reedy’s retirement, on December 21, 2020, the Company and Mr. Reedy entered into a consulting agreement (the “Consulting Agreement”), pursuant to which Mr. Reedy will provide consulting services to the Company. Among other things, the Consulting Agreement extends the term of the non-solicitation and non-competition covenants in the Severance Agreement between Mr. Reedy and the Company, dated January 3, 2017, by an additional year, now expiring three years from the effective date of his retirement. In consideration for Mr. Reedy’s consulting services, the Company shall pay Mr. Reedy $11,000 per month. The term of the consulting arrangement shall commence on March 1, 2021 and shall end on February 28, 2022, unless terminated earlier in accordance with the terms of the Consulting Agreement.

Certain of Mr. Reedy’s duties and responsibilities have been assumed by Enrique Mayor-Mora, the Company’s Senior Vice President and Chief Financial Officer who also now reports directly to Bill Nash, the Company’s President and Chief Executive Officer. In connection with Mr. Mayor-Mora’s increased responsibilities, on December 18, 2020, the Compensation and Personnel Committee of the Company’s Board of Directors (the “Committee”) approved an increase in Mr. Mayor-Mora’s annual base salary to $590,000 and set his annual bonus target at 67.5% of his salary under CarMax’s Annual Performance-Based Bonus Plan. In addition, pursuant to the terms of the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated, the Committee approved a grant to Mr. Mayor-Mora of options to purchase CarMax common stock with an aggregate grant date fair value of $79,825 and market stock units with an aggregate grant date fair value of $26,608.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits	The following exhibit is being furnished pursuant to Item 2.02 above.
99.1	Press release, dated December 22, 2020, issued by CarMax, Inc., entitled “CarMax Reports Third Quarter Fiscal 2021 Results.”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.
(Registrant)

Dated: December 22, 2020	By:/s/ Enrique N. Mayor-Mora
Enrique N. Mayor-Mora
Senior Vice President and
Chief Financial Officer